Exhibit 10.8

Aperture Acquisition Corp

c/o Aperture Investment Advisors LLC
747 Third Avenue, 19th Floor
New York, New York 10017

[   ], 2021

Aperture SE LLC

747 Third Avenue, 19th Floor

New York, New York 10017

Aperture Investment Advisors LLC
747 Third Avenue, 19th Floor
New York, New York 10017

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement on Form S-1 (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Aperture Acquisition Corp, a Cayman Islands exempted company (the “Company”), and continuing until the earliest of (i) the consummation by the Company of an initial business combination, (ii) the twenty-four (24) month anniversary of the IPO and (iii) the Company’s liquidation (in each case, as described in the Registration Statement) (such earliest date hereinafter referred to as the “Termination Date”), each of Aperture SE LLC, a Delaware limited liability company, and Aperture Investment Advisors LLC, a Delaware limited liability company (collectively, the “Service Providers”), shall take steps directly or indirectly to make available to the Company, office space and secretarial, administrative services and other services reasonably necessary to the performance of sourcing, diligence and consummation of an initial business combination of the Company (the “Services”) as may be required by the Company from time to time. In exchange therefor, the Company shall (a) pay the Service Providers a sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date and (b) reimburse the Service Providers for any reasonable and documented out-of-pocket expenses (whether prior to or after the Effective Date) approved or ratified by an officer of the Company. Each Service Provider hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account that may be established upon the consummation of the IPO (the “Trust Account”) and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. Any obligations of payment or reimbursement incurred prior to the Termination Date pursuant hereto shall survive the termination of this letter agreement, and shall remain the obligations of the Company.

To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each Service Provider, each of its respective members, managers, officers, employees, consultants, advisors and each of their respective affiliates (each, a “Protected Person”) against any losses, claims, damages or liabilities, including, without limitation, reasonable legal fees and other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities, and any amounts expended in settlement of any claims approved by the Company (collectively, “Liabilities”), to which any Protected Person may become subject by reason of (i) any act or omission or alleged act or omission performed or omitted to be performed in connection with the provision of Services or (ii) the fact that such Protected Person is or was acting in connection with the Services in any capacity or that such Protected Person is or was serving at the request of the Company as a manager, officer, employee, consultant, advisor or agent of the Service Provider, except for (a) any Liabilities that are attributable to the Protected Person’s gross negligence, willful misconduct or bad faith or (b) any Liabilities arising out of any claims initiated by a Protected Person without the prior written consent of the Company. The exculpation and indemnification provisions of this paragraph shall survive the termination of this letter agreement.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. The Protected Persons shall be third party beneficiaries of the second paragraph of this letter agreement.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement or any of their respective rights, interests or obligations hereunder without the consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Sincerely,

APERTURE ACQUISITION CORP

By:
Name: Jeffrey Gelfand
Title: Chief Financial Officer

AGREED AND ACCEPTED BY:

APERTURE SE LLC

By:
Name: Lance West
Title: Chief Executive Officer

APERTURE INVESTMENT ADVISORS LLC

By:
Name: Lance West
Title: President

[Signature Page to Administrative Support Agreement—Aperture Acquisition Corp]